Exhibit 10.58

EXHIBIT B (GAYLE GRAHAM)

Age of Insured at the Time of Death	Amount of Death Benefit, or 100% of the net-at-risk, whichever amount is less
65	$97,190
66	$93,150
67	$91,476
68	$89,393
69	$86,803
70	$83,541
71	$79,638
72	$75,016
73	$69,592
74	$63,271
75	$55,890
76	$47,460
77	$37,755
78	$26,730
79	$14,198
80	$2